GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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January 31, 2007                       GERMAN AMERICAN BANCORP, INC. REPORTS RECORD ANNUAL EARNINGS

German American Bancorp, Inc., Jasper, Indiana, (NASDAQ: GABC) reported today that its 2006 earnings achieved a record level with reported net income of $10,221,000, or $0.93 per share.  The record 2006 performance, which comes on the heels of record performance in 2005, represents an increase of approximately 5% over the prior year’s net income of $9,721,000, or $0.89 per share.

The Company’s net income for the fourth quarter was $2,438,000, or $0.22 per share, compared to $2,431,000, or $0.22 per share, during the fourth quarter of last year.  The Company’s solid fourth quarter financial performance marked the eighth consecutive quarter of earnings improvement relative to the same quarterly period of the prior fiscal year.

A number of favorable factors resulted in the Company’s record level of earnings reported for 2006, including a nearly $4,000,000 increase, representing a 12% improvement, in the level of net interest income driven by both an increased level of earning assets and slightly higher net interest margin.  Additionally, the Company’s non-interest income increased by approximately $1,200,000, or approximately 8%, in 2006 as compared to 2005.  Other items impacting the comparison of the two years include an approximately $1,000,000 reduced level of provision for loan loss. Offsetting items to these positive earnings contributors were increases of approximately $5,000,000 in the Company’s operating expenses in 2006, largely attributable to expenses associated with the inclusion of recently acquired banking and insurance units in 2006 operations.

The Company’s 2006 fourth quarter and year-to-date financial results are reflective of the operating results of the acquisitions of PCB Holding Company as of October 1, 2005, Stone City Bancshares, Inc. as of January 1, 2006, and Keach & Grove Insurance as of October 1, 2006.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The Company also continued the trend of solid balance sheet growth during 2006 as evidenced by the $144 million of loan growth generated during the year.  This loan growth, which was in excess of 20%, was generated from a variety of sources, including $54 million of organic growth, $48 million from the acquisition of Stone City Bancshares, Inc., in January 2006, and $42 million from the purchase of the Southern Indiana-based agricultural loan portfolio of a regional banking company in December 2006.

Mark A. Schroeder, President & Chief Executive Officer of German American Bancorp, Inc. commenting on the Company’s 2006 record financial performance, stated. “We’re extremely pleased to deliver the second consecutive year of record earnings and the eighth consecutive quarter of improved earnings performance to our shareholders.  The 2006 net income of $10,221,000 is the first time in our Company’s history that we surpassed the $10 million milestone and is a testament to the dedication of our staff and the loyalty of our customers.  The significant loan growth we experienced in 2006 along with the planned expansion of our banking footprint as of February 1st into the Bloomington, Indiana market provides a baseline upon which to build continued strong financial performance. ”

Schroeder continued, “Clearly, our business model, which is based on customer responsiveness and local decision-making, coupled with our financial professionals, who intimately know their local markets, and our wide array of offerings of state-of-the-art banking, investment, and insurance products and services is being embraced by the agricultural, commercial and retail businesses along with consumers located throughout our market area.  German American is uniquely positioned to provide comprehensive financial services across our entire market footprint and our success in growing our business during the past several years is evidence of our customers’ recognition and acceptance of the value our business model delivers.”

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2007 to shareholders of record as of February 10, 2007.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

German American Bancorp, Inc. is a $1 billion financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC.  Inclusive of the soon to be opened Bloomington, Indiana banking office, the Company’s banking subsidiary, German American Bancorp, operates through six community banking affiliates with 30 banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with six independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

Forward-Looking Statements

German American’s statements in this press release regarding financial performance, including new business opportunities, future growth opportunities, loan growth potential and asset quality, may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms.  These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets
	December 31,
	2006	2005

ASSETS
Cash and Due from Banks	$23,960	$27,644
Short-term Investments	5,735	5,287
Investment Securities	185,557	189,834

Loans Held-for-Sale	1,601	1,901

Loans, Net of Unearned Income	796,259	651,956
Allowance for Loan Losses	(7,129)	(9,265)
Net Loans	789,130	642,691

Stock in FHLB and Other Restricted Stock	10,621	14,095
Premises and Equipment	23,245	20,233
Goodwill and Other Intangible Assets	14,629	6,201
Other Assets	38,996	38,581
TOTAL ASSETS	$1,093,474	$946,467

LIABILITIES
Non-interest-bearing Demand Deposits	$137,671	$130,383
Interest-bearing Demand, Savings, and
Money Market Accounts	329,690	307,007
Time Deposits	400,257	309,431
Total Deposits	867,618	746,821

Borrowings	119,889	105,394
Other Liabilities	13,526	11,997
TOTAL LIABILITIES	1,001,033	864,212

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,224	74,427
Retained Earnings	13,450	9,391
Accumulated Other Comprehensive Loss	(233)	(1,563)
TOTAL SHAREHOLDERS' EQUITY	92,441	82,255

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,093,474	$946,467

END OF PERIOD SHARES OUTSTANDING	11,008,562	10,643,514

BOOK VALUE PER SHARE	$8.40	$7.73

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

INTEREST INCOME
Interest and Fees on Loans	$14,496	$11,249	$53,490	$41,751
Interest on Short-term Investments	178	122	545	316
Interest and Dividends on Investment Securities	2,421	2,074	9,559	8,130
TOTAL INTEREST INCOME	17,095	13,445	63,594	50,197

INTEREST EXPENSE
Interest on Deposits	6,193	3,991	21,329	13,389
Interest on Borrowings	1,589	1,196	6,069	4,595
TOTAL INTEREST EXPENSE	7,782	5,187	27,398	17,984

Net Interest Income	9,313	8,258	36,196	32,213
Provision for Loan Losses	291	178	925	1,903
Net Interest Income after
Provision for Loan Losses	9,022	8,080	35,271	30,310

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	100	301	850	1,000
Net Gain on Securities	-	-	951	-
Other Non-interest Income	3,530	3,207	13,589	13,194
TOTAL NON-INTEREST INCOME	3,630	3,508	15,390	14,194

NON-INTEREST EXPENSE
Salaries and Benefits	5,537	4,919	21,491	18,511
Other Non-interest Expenses	3,871	3,358	14,965	12,937
TOTAL NON-INTEREST EXPENSE	9,408	8,277	36,456	31,448

Income before Income Taxes	3,244	3,311	14,205	13,056
Income Tax Expense	806	880	3,984	3,335

NET INCOME	$2,438	$2,431	$10,221	$9,721

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.22	$0.22	$0.93	$0.89

WEIGHTED AVERAGE SHARES OUTSTANDING	10,997,099	11,009,579	10,994,739	10,890,987
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,003,640	11,013,394	11,005,667	10,896,822

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.91%	1.03%	0.99%	1.05%
Annualized Return on Average Equity	10.88%	11.06%	11.56%	11.51%
Net Interest Margin	3.89%	3.92%	3.96%	3.92%
Efficiency Ratio (1)	71.52%	68.67%	69.25%	66.02%
Net Overhead Expense to Average Earning Assets (2)	2.36%	2.20%	2.24%	2.02%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	1.21%	0.32%	0.50%	0.26%
Allowance for Loan Losses to Period End Loans			0.90%	1.42%
Non-performing Assets to Period End Assets			0.96%	1.71%
Non-performing Loans to Period End Loans			1.21%	2.41%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,066,214	$943,430	$1,029,838	$925,851
Average Earning Assets	$977,310	$869,038	$941,549	$853,323
Average Total Loans	$751,432	$652,030	$715,260	$634,526
Average Demand Deposits	$132,237	$122,540	$129,759	$121,662
Average Interest Bearing Liabilities	$830,346	$720,508	$798,240	$707,490
Average Equity	$89,616	$87,898	$88,451	$84,479

Period End Non-performing Loans (3)			$9,652	$15,707

Tax Equivalent Net Interest Income	$9,524	$8,546	$37,252	$33,443
Net Charge-offs during Period	$2,273	$522	$3,545	$1,678

(1) Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2) Net Overhead Expense is defined as Total Non-interest Income less Total Non-interest Expense.
(3) Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.